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                                 EXHIBIT NO. 5


                     THE VARIABLE ANNUITY APPLICATION FORM
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                  ANNUITY APPLICATION            [ ] SEP-IRA
            $15,000 MINIMUM INITIAL PAYMENT      [ ] 401 INVESTMENT ONLY
                                                 [ ] IRA ROLLOVER
Send Completed application - with a check made out to Nationwide Life Insurance Co.
FOR REGULAR MAIL:                  FOR EXPRESS MAIL:
Nationwide Life Insurance Co.      Nationwide Life Insurance Co.
P.O. Box 16609                     Investment Products Operations, 1-05-XX
Columbus, Ohio 43216-6609          One Nationwide Plaza
1-(800)-848-6331                   Columbus, Ohio  43215-2220

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______________________________________________________________________________________________________________________
                                                                   |
1                   CONTRACT OWNER                                 |   (If Applicable) [ ] JOINT OWNER   [ ] CONTINGENT
                                                                   |                       (Spouse Only)     OWNER
CONTRACT            _____________________________________________  |   ________________________________________________
OWNER(S)            (Print) Last          First            MI      |   Last               First                 MI
                    _____________________________________________  |   ________________________________________________
If no annuitant     Address                                        |   Address
is specified in     _____________________________________________  |   ________________________________________________
section 2, the      City               State              Zip      |   City                 State                Zip
contract owner      Soc. Sec. No./Tax I.D.              Sex [ ] M  |   Soc. Sec. No./Tax I.D.                 Sex [ ] M
will be the         ________-____-________                  [ ] F  |   ________-_____-_______                     [ ] F
annuitant.                      MO.      DAY      YEAR             |               MO.       DAY       YEAR
                    Date of                                        |   Date of
                    Birth    ________|________|________            |   Birth    __________|________|_________
___________________________________________________________________|___________________________________________________
2                   ANNUITANT                                      |   [ ] CONTINGENT ANNUITANT (If Applicable)
                                                                   |
ANNUITANT           _____________________________________________  |   ________________________________________________
                    (Print) Last          First            MI      |   Last               First                 MI
Complete only if    _____________________________________________  |   ________________________________________________
different from      Address                                        |   Address
the contract        _____________________________________________  |   ________________________________________________
owner.              City               State              Zip      |   City                 State                Zip
                    Soc. Sec. No./Tax I.D.              Sex [ ] M  |   Soc. Sec. No./Tax I.D.                 Sex [ ] M
                    ________-____-________                  [ ] F  |   ________-_____-_______                     [ ] F
                                MO.      DAY      YEAR             |               MO.       DAY       YEAR
                    Date of                                        |   Date of
                    Birth    ________|________|________            |   Birth    __________|________|_________
___________________________________________________________________|___________________________________________________
3                   PRIMARY BENEFICIARY                            |   [ ] CONTINGENT BENEFICIARY
                                                                   |
BENEFICIARY         _____________________________________________  |   ________________________________________________
                    (Print) Last             First       MI        |   (Print) Last               First          MI
                    _____________________________________________  |   ________________________________________________
                    Relationship To Owner(s)                       |   Relationship To Owner(s)
___________________________________________________________________|___________________________________________________
4
                    FIRST PURCHASE PAYMENT $_____________________
ANNUITY             Submitted herewith. A copy of this application duly signed by the agent will constitute receipt for
PURCHASE            such amount. If this application is declined, there will be no liability on the part of the company,
PAYMENTS            and any sums submitted with this application will be refunded.
                    (Minimum initial purchase payment of $15,000)
_______________________________________________________________________________________________________________________
5
                    Will the proposed contract replace any existing annuity or insurance contracts?
REPLACEMENT         [ ] No    [ ] Yes    Existing Company________________________________________________
_______________________________________________________________________________________________________________________
6

REMARKS

______________________________________________________________________________________________________________________
APO-2989                                                                                    Public Fund IRA - AO 11/95
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
________________________________________________________________________________________________________________________________
                                                                                      |
7                   _______% DELCHESTER FUND            ______% NATIONWIDE MONEY      |  DOLLAR COST AVERAGING (OPTIONAL)
ALLOCATIONS                  INSTITUTIONAL CLASS                MARKET FUND           |  Transfers must be at least $100
                                                                                      |
                    _______% DREYFUS A BONDS PLUS,      ______% NATIONWIDE U.S.       |  Change of these instructions requires
INITAL MINIMUM:              INC.                               GOVERNMENT INCOME     |  completion of form provided by the
$15,000                                                         FUND                  |  Company.
                    _______% THE DREYFUS THIRD                                        |
                             CENTURY FUND, INC.         ______% NEUBERGER & BERMAN    |  Please transfer $__________ per
IF NO ALLOCATIONS                                               GUARDIAN FUND, INC.   |  month from the (check one)
ARE SPECIFIED,      _______% THE EVERGREEN TOTAL                                      |  [ ] Nationwide Money Market Fund
THE ENTIRE                   RETURN FUND                ______% NEUBERGER & BERMAN    |  [ ] Nationwide Fixed Account
AMOUNT WILL BE                                                  LIMITED MATURITY      |  [ ] Neuberger and Berman Limited
ALLOCATED TO THE    _______% FIDELITY ASSET MANAGER             BOND FUND             |      Maturity Bond Fund
NATIONWIDE                                                                            |
MONEY MARKET        _______% FIDELITY EQUITY-INCOME     ______% NEUBERGER & BERMAN    |  Monthly trnsfers from the Fixed
FUND PENDING                 FUND                               PARTNERS FUND, INC.   |  Account must be equal to or less than
INSTRUCTION FROM                                                                      |  1/30th of the Fixed Account when DCA
THE CONTRACT        _______% FIDELITY MAGELLAN FUND     ______% OPPENHEIMER GLOBAL    |  is requested.
OWNER.                                                          FUND                  |  (Fund Name, whole % only, totaling 100%)
                    _______% FIDELITY PURITAN FUND                                    |
                                                        ______% PEOPLES INDEX FUND,   |  ______% _________________________________
                    _______% FIDELITY ADVISORS                  INC.                  |
                             EQUITY INCOME A                                          |  ______% _________________________________
                                                        ______% PHOENIX BALANCED      |
                    _______% FIDELITY ADVISORS                  FUND SERIES           |  ______% _________________________________
WHOLE                        GROWTH & OPPORTUNITY                                     |
PERCENTAGES ONLY,                                       ______% STRONG TOTAL RETURN   |  ______% _________________________________
MUST TOTAL 100%     _______% FIDELITY ADVISORS                  FUND, INC.            |
                             HIGH YIELD A                                             |  ______% _________________________________
                                                        ______% TEMPLETON FOREIGN     |    100 % TOTAL
                    _______% FIDELITY ADVISORS                  FUND                  |
                             INCOME & GROWTH                                          |  Begin processing these transfer
                                                        ______% TWENTIETH CENTURY     |  instructions on __________________ 19 ___
                    _______% JANUS FUND                         GROWTH INVESTORS      |                  Mo.           Day     Yr.
                                                                                      |
                    _______% JANUS TWENTY FUND          ______% TWENTIETH CENTURY     |  (All DCA transactions will be confirmed on
                                                                INTERNATIONAL EQUITY  |  quarterly statements. Please review the
                    _______% MFS WORLD                          FUND                  |  information in these statements carefully.
                             GOVERNMENTS FUND                                         |  All errors or corrections must be reported
                                                         ______% TWENTIETH CENTURY    |  to Nationwide within 30 days to assure
                    _______% NATIONWIDE BOND FUND                ULTRA INVESTORS      |  proper crediting to your contract)
                                                                                      |
                    _______% NATIONWIDE FUND             ______% TWENTIETH CENTURY    |
                                                                 U.S. GOVERNMENTS     |
                    _______% NATIONWIDE GROWTH                   SHORT-TERM           |
                             FUND                                                     |
                                                         ______% WARBURG PINCUS       |
                    _______% FIXED ACCOUNT                       EMERGING GROWTH      |
______________________________________________________________________________________|____________________________________________

8   OPTIONAL:        I (Contract Owner) appoint _________________________________________________________ as  my  Limited Attorney
                     in fact.  Once this appointment is received and recorded by Nationwide Life, my Limited Attorney in fact may
LIMITED              exchange contract values in my name between and among the sub-accounts of my contract and change allocations
POWER OF             among the sub-accounts for my future contributions.
ATTORNEY             I and my Limited  Attorney in Fact, agree, for ourselves, our heirs, the legal representative of our estates,
[ ] NO  [ ] YES      their successors and assigns, to release Nationwide Life from any liability for acting in reliance on instructions given pursuant to the Limited Power. We jointly and severally  agree to indemnify Nationwide Life
_________________    from and against any claim, liability or expense arising out of any action by Nationwide Life in reliance on
Initialed by         such instructions.
Contract Owner       THIS POWER IS PERSONAL TO THE HOLDER AND MAY NOT BE DELEGATED TO ANY OTHER PERSON OR ORGANIZATION.
                     THE HOLDER MUST BE A CURRENTLY LICENSED  AND APPOINTED REPRESENTATIVE OF NATIONWIDE LIFE AND MUST BE THE
                     AGENT OF RECORD FOR THIS CONTRACT, OR THE POWER WILL AUTOMATICALLY TERMINATE.
___________________________________________________________________________________________________________________________________

9                    [ ] Please send me a copy of the Statement of Additional Information to the Prospectus.
                     Signed at:  _________________________________________ on ________________________________________
                                      City                        State                 (Mo / Day / Year)
                     Contract Owner ________________________________________  Joint Owner  ____________________________________
                                                                              (If Applicable)
SIGNATURES           Witness  ____________________________________________    ___________________________________#020-_________
                                      (Signature of Producer)                   (Print Producer Name and Number)
                     Producer Phone #      (   )                     Address __________________________________________________
                     Producer:   Do you have reason to believe the contract applied for is to replace existing annuities or
                                 insurance owned by the annuitant?  [ ]  Yes    [ ]  No
                     Broker Dealer  ______________________________________   Telephone_________________________________________
___________________________________________________________________________________________________________________________________
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